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                                                                     Exhibit 7.1

       COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (HONG KONG GAAP)

                       KOWLOON-CANTON RAILWAY CORPORATION
                       CONSOLIDATED FINANCIAL INFORMATION

                                                                                             Year-ended 31 December
                                                                             ------------------------------------------------------
                                                                               1997     1998      1999      2000      2001    2001
                                                                               ----     ----      ----      ----      ----    ----
                                                                                HK$      HK$       HK$       HK$       HK$     US$
                                                                                                   (in millions)
Profit after taxation                                                         3,263    1,639     1,903     2,288     2,436     312
Add:       Taxation                                                             377       78       (59)        1         1       -
           Total fixed charges (B)                                               23       12       273     1,138     1,298     167
Less:      Interest expenses capitalized                                          -        -      (246)   (1,103)   (1,252)   (161)
                                                                             ------------------------------------------------------
Earnings (A)                                                                  3,663    1,729     1,871     2,324     2,483     318
                                                                             ======================================================

Fixed charges:
Interest expensed and capitalized                                                 7        1       246     1,103     1,252     161
Representative portion of rental charges                                         16       11        27        10        13       2
Amortized discounts and capitalized expenses related to indebtedness              -        -         -        25        33       4

                                                                             ------------------------------------------------------
Total fixed charges (B)                                                          23       12       273     1,138     1,298     167
                                                                             ======================================================

Ratio of earnings to fixed charges (A)/(B)                                      159      144         7         2         2       2
                                                                             ======================================================